UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2007

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Page
Item 2.02 Results of Operations and Financial Condition	2
Item 7.01 Regulation FD Disclosure	2
Item 9.01 Financial Statements and Exhibits	4
Signatures	5
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9

Item 2.02. Results of Operations and Financial Condition
     On October 25, 2007, Pinnacle West Capital Corporation (the “Company” or “Pinnacle West”) issued a press release regarding its financial results for its fiscal quarter ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.9.
     Certain of the Information referenced in Item 7.01 below relates to the Company’s results of operations for its fiscal quarter ended September 30, 2007. This Information is attached hereto as Exhibits 99.2, 99.3, 99.7 and 99.9.
Item 7.01. Regulation FD Disclosure
Financial and Business Information
     The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossary of relevant terms (collectively, “Information”) to help interested parties better understand its business (see Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8). This Information is concurrently being posted to the Company’s website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company’s operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that such Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.
2007 Earnings Outlook
     We are updating Pinnacle West’s 2007 earnings outlook. The differences between our current guidance and our previous guidance are described below. In this discussion, earnings per share amounts are after income taxes and are based on diluted common shares outstanding. The earnings guidance in this Form 8-K supersedes all previous earnings guidance provided by Pinnacle West. Our earnings forecasts are subject to numerous risks, including those described under “Forward-Looking Statements” below.
     We currently estimate that our consolidated earnings for 2007 will be within a reasonable range of $2.90 per share. We estimate that Arizona Public Service Company’s (“APS”) earnings contribution included in such 2007 consolidated earnings will be within a reasonable range of $2.70 per share (equivalent to a return on APS’ average common equity of 8.25%). These estimates include the $8 million ($0.08 per share) after-tax regulatory disallowance recorded in the second quarter of 2007 as a result of the general retail rate case decision; and $13 million ($0.13 per share) of income tax benefits related to prior years resolved in 2007. We currently estimate that net income for 2007 for our real estate subsidiary, SunCor Development Company (“SunCor”), will be approximately $20 million. See “APS General Rate Case and Power Supply Adjustor” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West/APS Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 for additional information about the rate case decision.
     We previously estimated that our consolidated earnings for 2007 would be within a reasonable range of $2.55 per share. See the Pinnacle West/APS Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2007 for further information on our prior 2007 guidance. Our current guidance differs from our prior guidance principally due to the following factors:

•	Hotter than normal weather during the three months ended September 30, 2007 increased our estimate by $0.14 per share.

•	Income tax benefits related to prior years, but resolved during 2007, increased our estimate by $0.13 per share.

•	Lower earnings expectations for SunCor attributable to deteriorating credit markets in the second half of 2007 decreased our estimate by $0.10 per share.

•	The net effect of numerous other factors increased our estimate by $0.18 per share. These factors are minor individually and include, among other items, lower effective income tax rates, higher retail sales and lower interest expense.
Forward-Looking Statements
     This Form 8-K contains forward-looking statements regarding our 2007 earnings outlook. Neither the Company nor APS assumes any obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West or APS. In addition to the Risk Factors described in Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2006, these factors include, but are not limited to, state and federal regulatory and legislative decisions and actions, particularly those affecting our rates and recovery of fuel and purchased power costs; the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition; the outcome of regulatory, legislative and judicial proceedings, both current and future, relating to the restructuring and environmental matters (including those relating to climate change); market prices for electricity and natural gas; power plant performance and outages; transmission outages and constraints; weather variations affecting local and regional customer energy usage; customer growth and energy usage; regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile fuel and purchased power costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital and access to capital markets; current credit ratings remaining in effect for any given period of time; our ability to compete successfully outside traditional regulated markets (including the wholesale market); the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts); changes in accounting principles generally accepted in the United States of America and the interpretation of those principles; the performance of the stock market and the changing interest rate environment, which affect the value of our nuclear decommissioning trust, pension, and other postretirement benefit plans assets, the amount of required contributions to Pinnacle West’s pension plan and contributions to APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits; technological developments in the electric industry; the strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pinnacle West and APS.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the three-month and nine-month periods ended September 30, 2007 and 2006.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2007.

99.4	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2006.

99.5	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2005.

99.6	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.7	Pinnacle West APS	Pinnacle West Capital Corporation earnings variance explanations for the three and nine months ended September 30, 2007 and 2006 and unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2007 and 2006.

99.8	Pinnacle West APS	Glossary of Terms.

99.9	Pinnacle West APS	Earnings News Release issued on October 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: October 25, 2007	By:	/s/ Donald E. Brandt

Donald E. Brandt
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: October 25, 2007	By:	/s/ Donald E. Brandt

Donald E. Brandt
President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the three-month and nine-month periods ended September 30, 2007 and 2006.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2007.

99.4	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2006.

99.5	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2005.

99.6	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.7	Pinnacle West APS	Pinnacle West Capital Corporation earnings variance explanations for the three and nine months ended September 30, 2007 and 2006 and unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2007 and 2006.

99.8	Pinnacle West APS	Glossary of Terms.

99.9	Pinnacle West APS	Earnings News Release issued on October 25, 2007.